CONFIDENTIAL TREATMENT REQUESTED FOR ALL BRACKETED ([ ]) INFORMATION. THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

LAWYERS AND MERCHANTS TRANSLATION BUREAU INC.
Legal, Financial, Scientific, Technical and Patent Translations
11 Broadway New York, NY 10004

Certificate of Accuracy

Translation from Portuguese into English
State of New York

                      SS:

County of New York

               On this day personally appeared before me A. S. Drane who, after being duly sworn, deposes and states:

That he is a translator of the Portuguese and English languages by profession and as such connected with the LAWYERS & MERCHANTS' TRANSLATION BUREAU;

               That he has carefully made the attached translation from the original document written in the Portuguese language; and

               That the attached translation is a true and correct English version of such original, to the best of his knowledge and belief.

SUBSCRIBED AND SWORN TO BEFORE ME THIS SEP 14 1998

/S/ A.S. DRANE
--------------

/S/ SUSAN TAPLEY
----------------
Notary Public

                  CONTRACT OF DISTRIBUTION AND OTHER AGREEMENTS

         By this private instrument made between PLANALQUIMICA INDUSTRIAL LTDA., with registered office in Braganca Paulista - SP, at Rua 23 No. 555 - Distrito Industrial 4, registered in the CGC/MF [tax roll] under No. 00.641.670/0001-97, represented herein by RAUL CUNHA FREIRE, hereinafter referred to as the MANUFACTURER, of the one part, and ELANCO QUIMICA LTDA., with registered office in this capital, at Av. Morumbi No. 8,264, registered in the CGC/MF under No. 43.940.618/0001-44, and subsidiary in Cosmopolis-SP, where it is established at Rodovia Gal. Milton Tavares de Souza Km 135, represented herein by MARIO FRANCA CAMARGO, hereinafter referred to as the DISTRIBUTOR, of the other part, having regard to the fact that:

a) the MANUFACTURER manufactures the product for veterinary use "Nicarmix Premix 25%" - hereinafter referred to as the "PRODUCT" - used to combat coccidiosis, and wishes to expand its business as regards the promotion and sale of the PRODUCT in Brazil, Uruguay and Paraguay;

b) the DISTRIBUTOR sells various veterinary products in the anti-coccidian line and, as a result of this, is knowledgeable about potential markets for the promotion and sale of the PRODUCT, and has the necessary client technical support services, as required by the MANUFACTURER;


the following is established and agreed:


CLAUSE I - OBJECT
-----------------


         I.1. The MANUFACTURER grants to the distributor, who accepts, with effect from 03.01.96, exclusivity in the promotion and sale of the PRODUCT, throughout the territory of Brazil, Paraguay and Uruguay.

         I.1.1. The technical characteristics defining the PRODUCT are detailed in Annex I hereof.

         I.2. Independently of the activities to be performed by the DISTRIBUTOR hereunder, during the term of this agreement it may continue to devote itself to any other activities of a commercial or industrial nature, whether present or future.

         I.3. For the purposes of the sale referred to in point I.1., the MANUFACTURER shall sell and deliver to the DISTRIBUTOR, at the address of the subsidiary shown in the preamble hereof, the quantities of the PRODUCT manufactured by it as requested by the DISTRIBUTOR, under the terms of the agreement which both parties shall from time to time sign, as established in clause III hereinafter.

         I.3.1. The PRODUCT shall be delivered to the DISTRIBUTOR fully finished and packaged, ready for sale.

         I.4. Within the limits of this contract, the DISTRIBUTOR may organize and plan freely its commercial policy in such a way as to develop harmoniously the interests of the contracting parties.


CLAUSE II - EXCLUSIVITY AND PREFERENCE


         II.1. The rights of promotion and sale of the PRODUCT are granted by the MANUFACTURER to the DISTRIBUTOR exclusively, for all of the territories indicated in clause I, while observing the clauses and conditions of this contract.

         II.2. By virtue of that exclusivity, the MANUFACTURER is under an obligation to supply the PRODUCT, destined for sale in the territories mentioned, exclusively to the DISTRIBUTOR.

         II.3. Only those sales which the MANUFACTURER shall make, directly, to [ ] and destined solely for the manufacture of the products [ ], shall be expressly excluded from that exclusivity, and [ ] shall not purchase the product in the same formulation as Nicarmix.

         II.4. The MANUFACTURER shall give preference to supplying the PRODUCT to the DISTRIBUTOR and, this being the case, is prohibited from supplying it to other potential buyers until it has met the quantities ordered by the DISTRIBUTOR.


CLAUSE III - ORDERS AND PERIODIC AGREEMENTS


         III.1. Every 30 (thirty) days, the DISTRIBUTOR shall forward in writing to the MANUFACTURER the orders of the PRODUCT and respective delivery schedule, and such orders and schedule shall only be altered by written request up to 05
(five) days prior to the date set for delivery, provided that this be technically possible.

         III.2. Periodically, every 03 (three) months, the parties shall meet to fix, jointly and by mutual agreement, forecasts of quantities and other periodic conditions which shall govern this contract.

         III.2.1. When the parties are agreed as to the aspects mentioned they shall enter into a written agreement which shall be incorporated into this contract as Annex II - Periodic Conditions.

         III.3. Unforeseeable market changes shall give rise to the joint revision of the terms and conditions hereof.


CLAUSE IV - TERM AND RENEWAL


         IV.1. This contract shall run for a period of 12 (twelve) months, commencing on 03.01.96.

         IV.2. The contract shall be automatically renewed, for an indefinite period, unless the party interested in not renewing the agreement communicates that intention in writing, at least 90 (ninety) days prior to the end of the contractual period.

CLAUSE V - STOCKS AND GUARANTEE OF UNINTERRUPTED SUPPLY


         V. For the purposes of achieving the object of this contract, the MANUFACTURER undertakes to keep in stock, ready for supply to the DISTRIBUTOR, a minimum quantity of the product, so that the supply is continuous, even in the event of a strike, breakdown of equipment and/or any other foreseeable situation.


CLAUSE VI - INFORMATION AND CONFIDENTIALITY


         VI.1. During the performance of this contract the DISTRIBUTOR shall inform the MANUFACTURER of the list of clients acquiring the PRODUCT and the respective quantities. Every three months the DISTRIBUTOR shall also advise the average price of the product charged during that period.

         VI.2. The MANUFACTURER further undertakes to supply the DISTRIBUTOR with the technical information, respective manuals and other necessary information in relation to the PRODUCT and the performance of the agreement.

         VI.3. It is established as of now that any information passed on by one party to the other as a result of this agreement shall be treated as commercial and industrial secrets and shall, as such, be confidential information, which shall not be disclosed to third parties without the prior written consent of the party which provided the information. Such prohibition shall remain even after this contract has expired, in which case the only exception shall be the list of clients who acquired the PRODUCT.


CLAUSE VII - RESPONSIBILITY FOR THE PRODUCT


         VII.1. In its capacity as a producer of veterinary products, the MANUFACTURER is technically responsible for the PRODUCT, and is obliged to comply with all applicable laws including, but not limited to, matters concerning licenses required for the manufacture and sale of the PRODUCT, and shall supply to the DISTRIBUTOR any supporting documents necessary for the performance of this contract.

         VII.2. The MANUFACTURER is responsible for repairing any damage caused to consumers as a result of the quality of the PRODUCT, and shall also be liable for such defects as it may contain, and undertakes to exempt the DISTRIBUTOR from any liability as regards such aspects, with the sole exception of facts caused by the DISTRIBUTOR itself.

         VII.3. The MANUFACTURER shall display on the sales packaging sufficient clear information on the PRODUCT, specifying the quantity, characteristics, composition and quality, and on the risks which it presents, and any other necessary information, bearing in mind the need to comply with the applicable rules and regulations on the manufacture and sale of the PRODUCT.


CLAUSE VIII - DEFAULT AND RESCISSION


         VIII.1. If either of the parties fails to fulfill any one of the terms or conditions of this agreement, such that it prejudices the interests of the other, the other party must notify the defaulting party in writing of the default, with a view to settling the claim amicably.

         VIII.2. If the default persists for more than 30 (thirty) days after the notification is sent, the notifying party may consider this contract automatically rescinded, independently of any other formality and without prejudice to any applicable damages as a result of such default.

         VIII.3. This contract shall be rescinded by operation of law in cases of bankruptcy, composition with creditors or insolvency of either of the parties, independently of notice or prior notification.


CLAUSE IX - LIABILITY EXCLUSION


         Neither of the parties shall be liable towards the other for any indirect or consequential loss or damage, even if such losses and damage result from loss of profits, loss of production or loss of products.


CLAUSE X - TAXES


         All taxes, duties and contributions of any kind existing now or in the future in respect of this contract shall be paid by the party legally liable, and on no account shall any inversion of obligations take place.


CLAUSE XI - GENERAL CONDITIONS

         XI.1. The promotions, events and marketing activities designed to promote sales of the PRODUCT such as, inter alia, advertisements, leaflets, congresses, etc., shall be carried out for the account and at the discretion of the MANUFACTURER, and shall be assessed by the parties so as to establish in advance the conditions for their execution.

         XI.2. This contract does not generate any kind of company with its own legal personality, and each party shall retain its own. This instrument does not, therefore, imply any merger, integration, incorporation or succession of one party by the other.

         XI.3. This contract corresponds to the full agreement of the parties on the contractual object, expressly revoking any previous documents and understandings on the matter.

         XI.4. Neither of the parties shall assign or in any way transfer the rights and obligations arising out of this contract without the prior written authorization of the other.

         XI.5. Failure to exercise any right or power of the parties shall not imply waiver or novation, and shall be regarded as mere liberality, which shall not prevent the party from exercising it at any moment.

         XI.6. The parties are obligated for themselves and their successors and elect the central jurisdiction of the District of Sao Paulo-SP, for questions arising out of this contract, excluding any other, however privileged.


CLAUSE XII - ANNEXES


         The documents listed below, initialed by the parties or by their authorized representatives, form an integral part of this instrument as "ANNEXES" and shall be fully valid, except insofar as they contradict the provisions of this contract, in which case the contract shall prevail:

ANNEX I - TECHNICAL CHARACTERISTICS OF THE PRODUCT

ANNEX II - PERIODIC AGREEMENT


         And being in full agreement, they sign this contract, with two witnesses, in four copies of identical form and content.

                            Sao Paulo, March 1, 1996.

                                    /s/
                                    PLANALQUIMICA INDUSTRIAL LTDA.

                                    /s/
                                    ELANCO QUIMICA LTDA.

WITNESSES:
/s/

ACS/JOR
/s/

                                     ANNEX I

                    TECHNICAL CHARACTERISTICS OF THE PRODUCT

CONFIDENTIAL TREATMENT REQUESTED FOR ALL BRACKETED ([ ]) INFORMATION. THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[                                           ]

                                    ANNEX II

1. PRICE AND DEADLINE

1.1  Up to [ ] of Nicarmix per annum, Elanco will pay [ ] per kg.

1.2  Over [ ] of Nicarmix per annum, Elanco will pay [ ] per kg.

1.3  Prices at sight
N.B.:  Payments up to [ ] working days shall be considered at sight.

1.4  CIF Elanco in [ ].

2. ELANCO SELLING PRICE

2.1  The Elanco selling price ogjective shall be [ ].

2.2 Elanco will start to sell at [ ] and, depending on on market trends and the activities of competitors, may increase to [ ].

2.3 When the Elanco selling price reaches the price mix of [ ], Planquimica will add to its price local taxes, known as PIS / COFINS, calculated today at the rate of[ ] of the selling price.

2.4  The price mix must be calculated by Elanco every [ ] selling period.

2.5 If Elanco sells over the price mix of [ ] the incremental value must be divided between Planalquimica and Elanco on the basis of [ ] for Planalquimica and [ ] for Elanco.